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                                                                   EXHIBIT 10.34

                               AMENDMENT NO. 1 TO
                  HARVEYS CASINO RESORTS CHANGE OF CONTROL PLAN

          WHEREAS, Harveys Casino Resorts (the "Company") has previously adopted the Harveys Casino Resorts Change of Control Plan (the "Plan"); and

          WHEREAS, the Plan provides for the payment of certain benefits if the employment of a Plan participant is terminated in connection with a "Change of Control" (as defined in the Plan); and

          WHEREAS, certain participants in the Plan are also party to employment agreements with the Company ("Employment Agreements") providing for the payment of severance in the event their employment is terminated under certain circumstances; and

          WHEREAS, it was at no time the Company's intent that a participant in the Plan who is also party to an Employment Agreement would have the right to receive severance payments under both the Plan and the Employment Agreement; and

          WHEREAS, Section 13 of the Plan provides that, subject to certain limitations, the Company may amend the Plan at any time.

          NOW, THEREFORE, the Plan is amended and clarified, effective as of the date hereof, to provide as follows:

          1. NO RIGHTS TO DUAL SEVERANCE. Section 4 of the Plan is hereby clarified to provide that a Plan participant who is party to an Employment Agreement providing for the payment of severance compensation in the event of the termination of such participant's employment shall not be entitled to receive both the severance compensation provided under Section 4 of the Plan and the severance compensation provided under the Employment Agreement, but shall instead be entitled to receive only the GREATER of such amounts.

          2. COVENANTS TO COMPETE SHALL BE ENFORCEABLE UPON TERMINA TION OF EMPLOYMENT FOLLOWING A CHANGE OF CONTROL. The provisions of Section 9 are hereby deleted and shall be of no force and effect in connection with the proposed merger transaction between the Company and Harveys Acquisition Corporation, a Nevada corporation.

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          3.   REMAINING PLAN PROVISIONS TO REMAIN IN FULL FORCE AND EFFECT.
Except as otherwise provided in this Amendment No.1, the terms and conditions of the Plan shall remain in full force and effect.


Date:  February 2, 1999                HARVEYS CASINO RESORTS



                                       By:    /s/ CHARLES W. SCHARER
                                           ------------------------------------
                                           Name:  Charles W. Scharer
                                           Title: President and
                                                  Chief Executive Officer


ACKNOWLEDGED AND ACCEPTED
AS OF THIS 2nd DAY OF FEBRUARY 1999


/s/ CHARLES W. SCHARER
--------------------------------
Charles W. Scharer


/s/ STEPHEN L. CAVALLARO
--------------------------------
Stephen L. Cavallaro


/s/ JOHN J. MCLAUGHLIN
--------------------------------
John J. McLaughlin

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